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                                   ADDENDUM TO

                              SUBADVISORY AGREEMENT

      This is an Addendum effective April 30, 1988, to that certain Sub-Advisory Agreement ("Agreement") effective August 21, 1985 (copy attached) between Lincoln National Investment Management Company ("LNIMC"), an Indiana Corporation, and Modern Portfolio Theory Associates, Inc. ("MPT"), a Delaware Corporation.

      A. Lincoln National Social Awareness Fund, Inc. ("LNSA"), a Maryland Corporation, is hereby added as a Client under the Agreement, effective April 30, 1988.

      B. For purposes of LNSA, the date of "execution" of the Agreement, as set out in paragraph 4 thereof, shall be deemed to be April 30, 1988.

      C. The Agreement shall apply to LNSA consistent with paragraphs (A) and
(B) above.

LINCOLN NATIONAL INVESTMENT            MODERN PORTFOLIO THEORY
MANAGEMENT COMPANY                     ASSOCIATES, INC.

By:                                    By:


/s/ Robert W. Crispin                  /s/ [ILLEGIBLE]
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Attest:                                Attest:


/s/ [ILLEGIBLE]                        /s/ [ILLEGIBLE]
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